Exhibit 13.4

seedihvest Hi James, Seedlnvest is proud to work with companies across all verticals, but we wanted to highlight one vertical in which we have seen a lot of activity in recently, healthtech. We recently closed two of our larger campaigns in this vertical, 20/20 Genesystems which focuses on early-stage cancer detection (raised $5.1 mm) and NowRx which is rethinking traditional pharmacies (raised $6.79mm). Building off the momentum of these successfully funded healthtech deals, we are excited to introduce you to San Francisco-based Gali Health, an Al-powered mobile health assistant for people with chronic conditions. The company is backed by top investors such as Felicis Ventures (investor in Dollar Shave Club, FitBit, Bonobos, Warby Parker, FundersClub) and has collaborations with researchers at Stanford Hospital and UCSF. In addition to Gali Health, Monogram Orthopaedics is currently accepting reservations as it awaits qualification from the SEC for its upcoming Reg A+ campaign. Monogram is combining 3D printing, machine learning, and robotics for high-precision medical implants. If you are interested in either company, feel free to click on the links above to learn more or reply to this email. All the Best, The Seedlnvest Team You are receiving this update because you are part of the Seedlnvest community. If you would like to stop receiving company updates, unsubscribe here. If you would like to stop receiving all Seedlnvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Gali Health is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Gali Health: https://www.seedinvest.com/qali.health Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monoqram Copyright © 2019 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba Seedlnvest, an affiliate of Circle, and a registered broker- dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

seedinvest Q&A Series Webinar Invite


EMISSION

Q&A Webinar I ASX, Monogram & HyperSciences This Thursday, June 13th at 4pm ET

Join us for a Q&A Series Webinar featuring three tech companies. Management of each company will be answering questions from interested investors. We are excited to announce the following companies presenting:

- 4:00 - 4:20pm ET I **Monogram Orthopaedics** I Robotics for high-precision implants
- 4:20 - 4:40pm ET I **HyperSciences** I Harnessing the power of extreme velocity
- 4:40 - 5:00pm ET I **ASX** I Air mobility company delivering private air travel

Please note Monogram is accepting reservations as it awaits qualification from the SEC. A reservation is non-binding and you may cancel at any time. HyperSciences is open to accredited investors only. This webinar is the last chance to hear from ASX management before the campaign closes.

Tune in this Thursday, June 13th at 4pm ET via the link below.

REGISTER

Have a specific question? Feel free to email us beforehand to ensure that it is addressed during the webinar.

Questions about the process? Email us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

HyperSciences, Inc is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: HyperSciences, Inc: https://www.seedinvest.com/hypersciences.inc

Airspace Experience Technologies, Inc. is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

seedinvest Q&A Series Webinar Invite



Today at 4pm ET | Q&A Webinar with ASX, Monogram & HyperSciences

As a reminder, the Q&A Series Webinar featuring three tech companies is happening today at 4pm ET. Management of each company will be answering questions from interested investors. Please see the agenda below:

- 4:00 - 4:20pm ET | HyperSciences
- 4:20 - 4:40pm ET | Monogram Orthopaedics
- 4:40 - 5:00pm ET | Airspace Experience Technologies

Use the link below to register and to sign into the webinar before it begins.

REGISTER

Have a specific question for management? Feel free to email us beforehand to ensure that it is addressed during the webinar.

Questions about the process? Email us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

HyperSciences, Inc is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: HyperSciences, Inc: https://www.seedinvest.com/hypersciences.inc

Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram

Airspace Experience Technologies, Inc. is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asx

Copyright © 2019 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

HealthTech Investor Webinar Tune in Thursday, June 20th at 3pm ET for an investor webinar featuring healthtech startups raising capital on Seedlnvest. Each company will present a short pitch presentation and answer questions from participating attendees. Monogram Orthopaedics is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics: https://www.seedinvest.eom/monogram/series.a Respirix is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Respirix: https://www.seedinvest.com/respirix Gali Health is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Gali Health: https://www.seedinvest.com/gali.healthLess 'Required field First Name* Pinto Last Name Nicholas Email Address* nhpintol7@gmail.com By clicking this button, you submit your information to the webinar organizer, who will use it to communicate with you regarding this event and their other services. Register

Q&A Series Webinar feat Monogram, HyperSciences & ASX Join us for a Q&A Series Webinar featuring Monogram, HyperSciences & ASX. Ben Sexson, Mark Russell, and Anita Sengupta - will be answering any outstanding questions you might have about each deal. Feel free to email us (venturegrowth@seedinvest.com) with any questions you may have to ensure that it's addressed. 4:00 - 4:20: HyperSciences 4:20 - 4:40: Monogram 4:40 - 5:00: ASX Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monogram HyperSciences, Inc is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: HyperSciences, Inc: https://www.seedinvest.com/hypersciences.inc Airspace Experience Technologies, Inc. is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Airspace Experience Technologies, Inc.: https://www.seedinvest.com/asxLess "Required field First Name* Pinto Last Name Nicholas Email Address* nhpintol7@gmail.com By clicking this button, you submit your information to the webinar organizer, who will use it to communicate with you regarding this event and their other services. Register

HealthTech Investor Webinar on Tuesday, June 18th at 4pm ET Tune in on Tuesday, June 18th at 4pm ET for an investor webinar featuring three healthtech startups raising on Seedlnvest. The management teams will discuss their companies, traction to date, future visions, and answer questions from interested investors. Participating companies include: • Monogram Orthopaedics I High-precision surgical implants • Respirix I Managing cardiac health non-invasively • Gali Health I Al-Powered Personal Health Assistant You can invite a colleague or register for the webinar below via the link below. REGISTER FOR WEBINAR Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on Seedlnvest. If you would like to stop receiving invitations to events, unsubscribe here. If you would like to stop receiving all Seedlnvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Respirix is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: Respirix: https://www.seedinvest.com/respirix Monogram Orthopaedics Inc is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Monogram Orthopaedics Inc: https://www.seedinvest.com/monoqram Gali Health is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Gali Health: https://www.seedinvest.com/qali.health Copyright © 2019 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba Seedlnvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 116 W Houston Street, 6th Floor, New York, NY 10012. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.